Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

Nuvelo, Inc.

We consent to the reference to our firm under the heading “Experts” in the prospectus supplement dated March 3, 2004.

/s/    KPMG LLP

San Francisco, California

March 3, 2004